UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: April 20, 2018 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

10655 NE 4th St., Ste. 801, Bellevue, WA (Address of principal executive offices)		98004 (Zip Code)
425-295-4564 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2018, Douglas Rushkoff was appointed to the Board of Directors.  There have been no transactions between Mr. Rushkoff and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.

There are no family relationships between Mr. Rushkoff and an officer or director of the Company.

Following is a brief description of Mr. Rushkoff’s business experience:

Douglas Rushkoff

Douglas Rushkoff, PhD, is Professor of Media Studies at Queens College, City University of New York. He has authored twenty books about media, technology, and society, including Present Shock, Media Virus, Program or Be Programmed, and Throwing Rocks at the Google Bus. He has also worked as an independent speaker and journalist, writing for publications from CNN.com to Fast Company, and speaking at dozens of non-profits, companies, schools, communities, governments, and conferences. He is a Research Fellow for the Institute for the Future, the host of the Team Human podcast and radio show, and served on the Board of Advisors of Meetup.com.  Dr. Rushkoff has served on the Board of Directors of the Media Ecology Association, the Center for Cognitive Liberty and Ethics, and is a founding member of Technorealism, as well as the Advisory Board of The National Association for Media Literacy Education.  He is the winner of the first Neil Postman Award for Career Achievement in Public Intellectual Activity, given by the Media Ecology Association, in 2004.

The Company believes that Dr. Rushkoff’s knowledge and experience in digital media and technology makes him a suitable Director.

SIGNATURES

Dated: April 24, 2018	DIGITALTOWN, INC By: _/s/ Robert W. Monster_______________ Robert W. Monster, CEO